UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2021

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2021, Aptevo Therapeutics Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2021 (the “Proxy Statement”): (i) to elect two nominees to serve on the Company’s Board of Directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (“Proposal 2”); (iii) to approve the Aptevo Therapeutics Inc. 2018 Stock Incentive Plan (as Amended and Restated) (“Proposal 3”); (iv) to vote upon a non-binding stockholder proposal, requesting that the Aptevo Board of Directors immediately commence a process to sell Aptevo to the highest bidder (“Proposal 4”); and (v) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify its Board of Directors (“Proposal 5”). At the 2021 Annual Meeting, the holders of 3,873,575 shares of the Company’s common stock were represented in person or by proxy, constituting a quorum.

Set forth below are the final voting results with respect to each of the proposals acted upon at the 2021 Annual Meeting including the number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

The following two nominees, each of whom were named in the Proxy Statement, were elected to serve on the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, based on the following votes:

	FOR*	WITHHELD	BROKER NON-VOTES
Daniel J. Abdun-Nabi	1,226,325	2,011,008	636,242
Grady Grant III	891,069	2,346,264	636,242

*Because the vote standard for director elections under Aptevo’s Amended and Restated Bylaws is a plurality of the votes cast by the stockholders entitled to vote on the election of directors, Messrs. Abdun-Nabi and Grant were re-elected to the Board as they were the only two nominees standing for election at the Annual Meeting.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2021

The appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,806,665	28,681	38,229	0

Proposal 3: Approval of Aptevo Therapeutics Inc. 2018 Stock Incentive Plan (as Amended and Restated)

The Aptevo Therapeutics Inc. 2018 Stock Incentive Plan was not approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,081,933	2,126,839	28,561	636,242

Proposal 4: Vote Upon a Non-binding Stockholder Proposal

The non-binding stockholder proposal, requesting that the Aptevo Board of Directors immediately commence a process to sell Aptevo to the highest bidder, was approved based on the following votes:

FOR	AGAINST*	ABSTAIN	BROKER NON-VOTES
2,051,904	1,160,232	25,197	636,242

* The Company’s proxy solicitor, Okapi Partners LLC, has informed the Company that a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the Annual Meeting and voting on such proposal, other than those cast by Tang Capital Management, LP and Aptevo’s Board and management, voted against this proposal.

Proposal 5: Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation

The amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify its Board of Directors was not approved based on the following votes:

FOR*	AGAINST	ABSTAIN	BROKER NON-VOTES
2,800,450	154,046	282,837	636,242

*Because the Company’s Amended and Restated Certificate of Incorporation provides that for this proposal to pass it had to receive the affirmative vote of the holders of capital stock representing at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors and such proposal only received 62.9% of such votes, the proposal did not pass.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: June 28, 2021	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer